UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 12, 2011

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WORLD HEART CORPORATION
(Exact name of registrant as specified in charter)

Delaware	000-28882	52-2247240
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4750 Wiley Post Way, Suite 120, Salt Lake City, UT	84116
(Address of principal executive offices)	(Zip Code)

(801) 355-6255
Registrant’s telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)
______________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under Exchange Act (17 CFR 240.13e-4(c))

Item  8.01.  Other Events.

On January 12, 2011, World Heart Corporation announced that Tampa General Hospital (Tampa General) in Tampa, Florida has successfully implanted its first Levacor® Ventricular Assist Device (VAD).  This is the fifteenth implant with the Levacor VAD since the inception of the BTT study.

WorldHeart also announced that three refinements are being made to its Levacor VAD based on initial experience.  It can be expected that enrollment will continue to be slow in the BTT Study until the refinements are completed.   These refinements are the positioning of the inflow cannula into the ventricle, the elimination of a false alarm that has led to controller exchanges and the optimization of surface manufacturing processes.  WorldHeart expects that implementation will take approximately two months, and anticipates that Study enrollment will accelerate once the refinements are complete.

Item 9.01. Financial Statements and Exhibits.

 (d)           Exhibits.

Exhibit 99.1	Press Release dated January 12, 2011

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: January 12, 2011

WORLD HEART CORPORATION

	By:	/s/ Morgan R. Brown
	Name:	Morgan R. Brown
	Title:	Executive Vice President and Chief Financial Officer